AMENDMENT TO LOAN AGREEMENT

     This Amendment to Loan Agreement is entered into this 31st day of October, 1995, by and between Fischer-Watt Gold Company, Inc., a Nevada corporation (the "Lender"), and Great Basin Management Co., Inc., a Nevada corporation (the "Borrower").

     WHEREAS the Borrower and the Lender have entered into that certain loan agreement dated August 28, 1995 (the "Loan
Agreement"), pursuant to which the Borrower has borrowed from the Lender and the Lender has lent to the Borrower,

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the parties hereto agree that Section 2.1 of the Loan Agreement is hereby amended to read, in its entirety, as follows:

2.1 There is no requirement to repay the Loan or any interest thereon unless the Proposed Merger has not occurred by December 1, 1995, in which event the entire amount of the Loan and accrued interest shall be due and payable on January 1, 1996 (the "Due Date").

     IN WITNESS WHEREOF the parties have caused this Amendment to Loan Agreement to be executed by their respective officers duly authorized.

                                 FISCHER-WATT GOLD COMPANY, INC.


                                 By: /s/  George Beattie
                                          President



                                 GREAT BASIN MANAGEMENT CO., INC.


                                 By:  /s/ Dr. Anthony Taylor
                                          President